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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934




      Date of Report (date of earliest event reported): January 31, 2006



                                O. I. CORPORATION
             (Exact name of registrant as specified in its charter)


          Oklahoma                      0-6511                 73-0728053
----------------------------   ------------------------   ----------------------
(State or other jurisdiction   (Commission File Number)      (IRS Employer
       of incorporation)                                  Identification Number)


            151 Graham Road
             P.O. Box 9010
        College Station, Texas                                  77842-9010
---------------------------------------                         ----------
(Address of principal executive office)                         (Zip Code)


                                 (979) 690-1711
              ----------------------------------------------------
              (Registrant's telephone number, including area code)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))

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SECTION 1 -- Registrant's Business and Operations

ITEM 1.01 Entry into a Material Definitive Agreement

On January 31, 2006, O.I. Corporation ("OI") entered into a Letter Contract with Wyle Laboratories, Inc. Life Sciences, Systems and Services ("Wyle"). Under the Letter Contract, the Company will assist Wyle in the planning, acquisition of materials, development of software and hardware, systems engineering, and fabrication of components that Wyle will use to deliver a Total Organic Carbon Analyzer ("TOCA") for use on the International Space Station. The initial value of this contract is up to $722,566 with a potential value of $1.8 million. The Company's work on the project will begin immediately and will be conducted in the Company's facilities in College Station, Texas, with completion anticipated no later than the end of the third quarter 2006.

SECTION 8 -- Other Events

ITEM 8.01 Other Events

On February 3, 2006, a press release was issued detailing the terms of the Letter Contract referenced above. A copy of the press release is set forth as
Exhibit 99.1 hereto.

SECTION 9 -- FINANCIAL STATEMENTS AND EXHIBITS

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

         (c)  Exhibits.

  99.1 O.I. Corporation Press Release dated February 3, 2006 announcing O.I. Corporation Agreement with Wyle Laboratories, Inc.

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                                   SIGNATURE


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                           O. I. CORPORATION


Date: February 3, 2006                     By:  /s/ William W. Botts
                                              --------------------------------
                                              Name:  William W. Botts
                                              Title: President/CEO




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                                  EXHIBIT INDEX


   EXHIBIT NUMBER       DESCRIPTION
   --------------       -----------

       99.1 O.I. Corporation Press Release dated February 3, 2006 announcing O.I. Corporation Agreement with Wyle Laboratories, Inc.